 UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  September 28, 2017

  BLACKBOXSTOCKS INC.

 (Exact name of registrant as specified in its Charter)

Nevada	0-55108	45-3598066
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

5430 LBJ Freeway, Suite 1485, Dallas, Texas 75240

(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (972) 726-9203

_____________________________________________________________________________________

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 – Entry into a Material Definitive Agreement.

On September 28, 2017, Blackboxstocks, Inc. (the “Company”) entered into a Stock Repurchase and Cancellation Agreement with Gust Kepler, a Director and the President, Chief Executive Officer, Chief Financial Officer and Secretary of the Company, pursuant to which the Company repurchased 110,000 shares of Common Stock of the Company in exchange for cancellation and forgiveness of debt obligations owed by Mr. Kepler to the Company for advances in the aggregate amount of $55,000.

On September 28, 2017, the Company also agreed to cancel and forgive debt obligations owed by Mr. Kepler to the Company for advances in the aggregate amount of $12,500 in exchange for Mr. Kepler’s transfer of 25,000 shares of Common Stock for the benefit of the Company under the terms of a Services Agreement between the Company and PCG Advisory Group dated August 11, 2017.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits:

Exhibit	Description

10.1	Stock Repurchase and Cancellation Agreement dated September 28, 2017, by and between Blackboxstocks, Inc. and Gust Kepler.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 28, 2017

BLACKBOXSTOCKS INC.

By: /s/Gust Kepler

Gust Kepler, President and Chief Executive Officer

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